UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2016

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8441 Wayzata Blvd., Suite 240 Minneapolis, Minnesota	55426
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (763) 999-7330

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02             Unregistered Sales of Equity Securities.

On February 9, 2016, March 9, 2016, March 31, 2016, April 19, 2016 and April 29, 2016 BioSig Technologies, Inc. (the "Company") consummated five additional closings under the Unit Purchase Agreement, dated October 23, 2015, by and among the Company and certain accredited investors (the "Purchase Agreement"), pursuant to which the Company issued to certain additional accredited investors (the "Additional Investors") an aggregate of 1,756,344 units (the "Additional Units"), which Additional Units consist of one share (the "Investor Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), and a warrant to purchase one half of one share of Common Stock, exercisable at a price of $1.95 per share (the "Investor Warrants"), in exchange for aggregate consideration of $2,634,515.50.  In addition, in connection with the five additional closings, the Additional Investors became party to that certain Registration Rights Agreement, dated as of October 23, 2015 (the "Registration Rights Agreement").

As previously reported in the Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 29, 2015, as amended on November 12, 2015, November 20, 2015, and December 23, 2015, the Company consummated the first, second, third, fourth and fifth closings under the Purchase Agreement on October 23, 2015, October 29, 2015, November 18, 2015, December 18, 2015 and December 22, 2015, respectively, pursuant to which the Company issued to the initial investors (the "Initial Investors" and together with the Additional Investors, the "Investors") an aggregate of 1,246,666 Units in exchange for aggregate consideration of $1,870,000.50, and together with the proceeds from the five additional closings, total consideration of $4,504,515.

The shares of Common Stock and Investor Warrants issued and sold to the Investors were not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Each Investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

In connection with the issuance of the securities, the Company paid Laidlaw & Company (UK) Ltd., a FINRA-registered broker dealer (the “Placement Agent”) an aggregate of approximately $257,956  in cash compensation, representing fees, an expense allowance and a $25,000 activation fee. In addition, the Company issued warrants to the Placement Agent (or its designees) to purchase an aggregate of 232,959 shares of Common Stock, with an exercise price of $1.50 per share and a term of three years.

The foregoing summaries of the Purchase Agreement, the Investor Warrants and the Registration Rights Agreement are not complete, and are qualified in their entirety by reference to the full text of the agreements, which were filed as exhibits to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2015 and are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: May 5, 2016	By:	/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: Executive Chairman